FHLB Des Moines Member Director Election Results

FHLB Des Moines is pleased to announce the results of the 2008 Board of Directors election for member directors. One member director has been re-elected from Iowa, and one member director has been re-elected from Minnesota. Director Michael K. Guttau, current chairman of the FHLB Des Moines Board, will serve a four-year term, and Director Dennis A. Lind will serve a three-year term, both of which will begin on January 1, 2009. In addition, FHLB Des Moines had previously announced that Van D. Fishback was declared elected by the Bank to fill the open member directorship seat in South Dakota, and will serve a four-year term commencing January 1, 2009. The seat in South Dakota was filled without an election because only Mr. Fishback accepted nomination for the one South Dakota directorship. There were no open seats in Missouri or North Dakota; therefore, the Bank did not hold elections in these states. The results for the other states electing directors are as follows:

Iowa — 1 seat available

Number of institutions eligible to vote:	379
Number of institutions who voted:	103
Total eligible votes per candidate:	2,453,463
Total votes cast:	675,237

Michael K. Guttau (545,883 votes), elected – 4 year term 01/01/09 — 01/01/12
Chairman and CEO
Treynor State Bank
15 E. Main Street
Treynor, IA 51575

Arthur J. Bacci (82,566 votes)
President and CEO
Principal Bank
711 High Street
Des Moines, IA 50392

Jeffrey W. Politte (46,788 votes)
Treasurer and Chief Investment Officer
Pharmacists Mutual Insurance Company
808 Hwy 18 West
Algona, IA 50511

Minnesota — 1 seat available

Number of institutions eligible to vote:	393
Number of institutions who voted:	86
Total eligible votes per candidate:	2,074,645
Total votes cast:	492,275

Dennis A. Lind (136,822 votes), elected – 3 year term 01/01/09 — 01/01/1
Chairman
Midwest Bank, Detroit Lakes
613 Hwy 10 East
Detroit Lakes, MN 56501

Kevin E. Pietrini (109,019 votes)
Chairman
Queen City Federal Savings Bank
501 Chestnut Street
Virginia, MN 55792

Mark W. Reiling (86,876 votes)
Director
Franklin National Bank of Minneapolis
525 N. Washington Ave.
Minneapolis, MN 55401

Jerome J. Bushman (86,165 votes)
Chairman
First Southeast Bank
3 Main Ave. N.
Harmony, MN 55939

James R. Causey (69,250 votes)
Executive Vice President
Home Savings of America
35 E. Broadway
Little Falls, MN 56345

Robert T. Lund (4,143 votes)
President and CEO
SFM Mutual Insurance Company
3500 American Blvd. W. #700
Bloomington, MN 55431

South Dakota — 1 seat available (No Election)

Van D. Fishback, elected – 4 year term 01/01/09 — 01/01/12
Executive Vice President
First Bank & Trust
520 6th Street
Brookings, SD 57006